Exhibit 4.2

EXECUTION VERSION

OWENS & MINOR, INC.,

as Issuer,

THE GUARANTORS PARTY

HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 16, 2014

TO INDENTURE

DATED AS OF SEPTEMBER 16, 2014

ESTABLISHING TWO SERIES OF SECURITIES DESIGNATED

3.875% SENIOR NOTES DUE 2021

4.375% SENIOR NOTES DUE 2024

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 16, 2014, is among Owens & Minor, Inc., a Virginia corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 16, 2013 (herein called the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time of its unsecured notes, debentures or other evidences of indebtedness (herein called a “Security” or the “Securities”), the form and terms of which are to be established as set forth in Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to create two series of Securities, consisting of one series in an aggregate principal amount of $275,000,000 to be designated the “3.875% Senior Notes due 2021” (herein called the “2021 Notes”) and one series in an aggregate principal amount of $275,000,000 to be designated the “4.375% Senior Notes due 2024” (herein called the “2024 Notes” and, together with the 2021 Notes, the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Base Indenture and this First Supplemental Indenture has been duly taken;

WHEREAS, the Company desires to issue the Notes in accordance with this First Supplemental Indenture and treat the Notes as two series of Securities for all purposes, as amended or supplemented from time to time in accordance with the terms of this First Supplemental Indenture and the Base Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to constitute a valid and binding agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company and the Guarantors covenant and agree with the Trustee, for the equal benefit of Holders of the 2021 Notes, and the equal benefit of Holders of the 2024 Notes, as applicable, as follows:

ARTICLE ONE

INTERPRETATIONS AND AMENDMENTS

SECTION 101. First Supplemental Indenture. As used herein “First Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this First Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the forms of the 2021 Notes and the 2024 Notes attached hereto as Exhibit A and Exhibit B, respectively.

SECTION 102. Definitions in First Supplemental Indenture. All terms contained in this First Supplemental Indenture that are defined in the Base Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Base Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms “Company” and “Trustee” shall have the respective meanings given to them in the Base Indenture.

ARTICLE TWO

THE NOTES

SECTION 201. 2021 Notes. A series of Securities, which shall be designated the “3.875% Senior Notes due 2021,” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Base Indenture and this First Supplemental Indenture (including the form of 2021 Notes attached hereto as Exhibit A). The aggregate principal amount of 2021 Notes that may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $275,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of the 2021 Notes, create and issue additional 2021 Notes having the same terms as the initial 2021 Notes (except the public offering price, issuance date and, if applicable, the initial Interest Payment Date), which additional 2021 Notes shall increase the aggregate principal amount of the 2021 Notes and, together with all other 2021 Notes, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the 2021 Notes; provided, however, that any additional 2021 Notes that are not fungible with existing 2021 Notes for U.S. federal income tax purposes will have a separate CUSIP number than the existing 2021 Notes.

SECTION 202. 2024 Notes. A series of Securities, which shall be designated the “4.375% Senior Notes due 2024,” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Base Indenture and this First Supplemental Indenture (including the form of 2024 Notes attached hereto as Exhibit B). The aggregate principal amount of 2024 Notes that may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $275,000,000. The Company may from time to time or at any time, without notice to, or the consent of, any Holder of the 2024 Notes, create and issue additional 2024 Notes having the same terms as the initial 2024 Notes (except the public offering price, issuance date and, if applicable, the initial Interest

Payment Date), which additional 2024 Notes shall increase the aggregate principal amount of the 2024 Notes and, together with all other 2024 Notes, will constitute a single series under the Indenture and vote together as one class on all matters with respect to the 2024 Notes; provided, however, that any additional 2024 Notes that are not fungible with existing 2024 Notes for U.S. federal income tax purposes will have a separate CUSIP number than the existing 2024 Notes.

SECTION 203. Form of Notes; Incorporation of Terms.

(a) The 2021 Notes and the 2024 Notes shall each be issued initially in the form of one or more Global Securities and, together with the Trustee’s certificate of authentication thereon, shall be in substantially the form set forth in Exhibit A or Exhibit B attached hereto, respectively. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rules and agreements to which the Company is subject. The terms of the 2021 Notes set forth in Exhibit A and the terms of the 2024 Notes set forth in Exhibit B are herein incorporated by reference and are part of the terms of this First Supplemental Indenture. The Notes shall be issuable in definitive, fully registered form without coupons only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(b) The 2021 Notes and the 2024 Notes issued in global form shall be substantially in the form of Exhibit A and Exhibit B attached hereto, respectively (including the Global Security legend thereon). The 2021 Notes and the 2024 Notes issued in definitive certificated form in accordance with the terms of the Base Indenture and this First Supplemental Indenture, if any, shall be substantially in the form of Exhibit A and Exhibit B, respectively, attached hereto (but without the Global Security legend thereon). Each Global Security shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee in accordance with Section 206 hereof pursuant to instructions given by the Holder thereof as required by Section 205 hereof.

SECTION 204. Place of Payment. The Place of Payment in respect of the Notes will be at the office or agency of the Company in The City of New York, State of New York or at the office or agency of the Paying Agent.

SECTION 205. Transfer and Exchange.

(a) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of the Indenture and the then applicable procedures of the Depositary (the “Applicable Procedures”). In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Trustee either (A)(1) a written order from a Participant (as defined below) or an Indirect Participant (as defined below) given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, if Definitive Securities are at such time permitted to be issued pursuant to the Indenture, (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Security Registrar shall adjust the principal amount of the relevant Global Securities pursuant to Section 206 hereof. “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary. “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

(b) Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 205(b), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Securities so surrendered, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 3.03 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a new Definitive Security in the appropriate principal amount. Any Definitive Security issued pursuant to this Section 205(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Definitive Securities are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 3.05 of the Base Indenture.

SECTION 206. Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.09 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest for Definitive Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

ARTICLE THREE

OPTIONAL REDEMPTION OF NOTES

SECTION 301. Redemption of 2021 Notes. The Company may redeem the 2021 Notes in whole or in part, at its option at any time, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of such 2021 Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the applicable Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

SECTION 302. Redemption of 2024 Notes.

(a) Prior to September 15, 2024, the Company may redeem the 2024 Notes in whole or in part, at its option at any time, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of such 2024 Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments or principal and interest thereon (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

(b) On and after September 15, 2024, the Company may redeem the 2024 Notes in whole or in part, at its option at any time, at a Redemption Price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

SECTION 303. Notice of Redemption. Notice of any redemption pursuant to this Article Three shall be given as provided in Section 11.04 of the Base Indenture, except that any notice of such redemption shall not specify the related Redemption Price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of such Optional Redemption Price. The Company shall calculate such Optional Redemption Price and promptly notify the Trustee thereof.

SECTION 304. Certain Additional Definitions Relating to Redemption of Notes. For the purposes of this First Supplemental Indenture, the following expressions shall have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC or their respective affiliates which are primary U.S.

Government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors and (2) one other Primary Treasury Dealer; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE FOUR

CHANGE OF CONTROL

SECTION 401. Repurchase Option Upon a Change of Control Triggering Event. With respect to each of the 2021 Notes and the 2044 Notes:

(a) Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company has previously exercised its right to redeem such Notes pursuant to Section 301 or Section 302 hereof, as applicable, by causing a notice of redemption to be delivered to the Holders of such Notes, the Company shall make an offer to each Holder of the applicable series of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes of such series (a “Change of Control Offer”) on the terms set forth herein at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, the Company shall mail a notice to Holders of the Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and the Notes of the applicable series and described in such notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 401, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 401 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in the principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third Person (1) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 401 applicable to a Change of Control Offer made by the Company and (2) purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 402. Certain Additional Definitions Relating to Change of Control. For the purposes of this First Supplemental Indenture, the following expressions shall have the following meanings:

“Below Investment Grade Rating Event” means with respect to a series of Notes, the Notes of such series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of our Subsidiaries;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than in a transaction that complies with Section 8.01 of the Base Indenture);

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any person (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on September 16, 2014; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by specific vote or by approval of the Company’s proxy statement in which such member was named a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc., a subsidiary of Hearst Corporation and Fimalac S.A., and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and by Fitch.

“Moody’s” means Moody’s Investors Services, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if S&P, Moody’s or Fitch or all three shall not make a rating on the Notes of a given series publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P, Moody’s or Fitch, or all three, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE FIVE

GUARANTEES

SECTION 501. Guarantees. The provisions of Section 10.09 of the Base Indenture and Article Fourteen of the Base Indenture shall apply to the 2021 Notes and the 2024 Notes. The Guarantors hereto hereby agree to perform all of the obligations and agreements of a Guarantor as defined in the Base Indenture.

ARTICLE SIX

GENERAL

SECTION 601. Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

SECTION 602. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, or with a provision of the Trust Indenture Act, which is required to be included in this First Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable. If any provision hereof modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 603. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 604. Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts (which may be delivered by means of facsimile or e-mail), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 605. Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Supplemental Indenture as of the day and year first above written.

OWENS & MINOR, INC.

By:	/s/ Richard A. Meier
Name:	Richard A. Meier
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nancy H. Taylor
Name:	Nancy H. Taylor
Title:	Vice President

GUARANTORS:

OWENS & MINOR DISTRIBUTION, INC.

By:	/s/ Richard A. Meier
Name:	Richard A. Meier
Title:	Executive Vice President and Chief Financial Officer

OWENS & MINOR MEDICAL, INC.

By:	/s/ Richard A. Meier
Name:	Richard A. Meier
Title:	Executive Vice President and Chief Financial Officer

[Signature Page — First Supplemental Indenture]

EXHIBIT A

[Form of 2021 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OWENS & MINOR, INC.

3.875% SENIOR NOTES DUE 2021

No. 1	$275,000,000 as revised by the Schedule of Increases and Decreases in Global Security attached hereto CUSIP NO. 690732AD4 ISIN NO. US690732AD40

Owens & Minor, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on September 15, 2021, and to pay interest thereon from September 16, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 2015, at the rate of 3.875% per annum, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depository.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
OWENS & MINOR, INC.

By:
Name:
Title:

[Global Note 2021]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, As Trustee

By:

Authorized Signatory

[2021 Global Note]

REVERSE OF 3.875% SENIOR NOTE DUE 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 16, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $275,000,000.

The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In the event of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities, the Company shall make an offer to each Holder to repurchase all or any part of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased, to, but excluding the date of purchase.

This Security will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000). The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

EXHIBIT B

[Form of 2024 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OWENS & MINOR, INC.

4.375% SENIOR NOTES DUE 2024

No. 1	$275,000,000 as revised by the Schedule of Increases and Decreases in Global Security attached hereto CUSIP NO. 690732AE2 ISIN NO. US690732AE23

Owens & Minor, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 15, 2024, and to pay interest thereon from September 16, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2014, at the rate of 4.375 % per annum, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depository.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
OWENS & MINOR, INC.

By:
Name:
Title:

[Global Note 2024]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, As Trustee

By:

Authorized Signatory

[2024 Global Note]

REVERSE OF 4.375% SENIOR NOTE DUE 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 16, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $275,000,000.

The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company. Prior to September 15, 2024, the Securities of this series shall be redeemable at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date. On and after September 15, 2024, the Securities of this series shall be redeemable at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In the event of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities, the Company shall make an offer to each Holder to repurchase all or any part of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased, to, but excluding the date of purchase.

This Security will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000). The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

B-8